UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  June 11, 2018

MEDCAREERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6515 Goodman Rd, #258, Olive Branch, Mississippi 38654

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (662) 510-5866

758 E Bethel School Road, Coppell, Texas 75019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stock Purchase Agreement

On November 8, 2018, MEDCAREERS GROUP, INC., a Nevada corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with The 4 Less Corp. (formerly Vegas Suspension & Offroad, Inc.), a Nevada Corporation, Timothy Armes CEO of MCGI, in his capacity as shareholder of the Company, Christopher Davenport, in his capacity as shareholder of 4LESS, and Sergio Salzano, in his capacity as shareholder of 4LESS. Pursuant to the terms of the LOI, MCGI made a Cash Payment (as defined in the LOI) to 4LESS, the receipt of which is was acknowledged by 4LESS. Under the terms of the Agreement, the Company will purchase all of the outstanding shares of 4Less, which are held respectively by Messrs. Davenport and Salzano in exchange for 17,100 shares of Series B Preferred Stock, 6,075 shares of Series C Preferred Stock, 675 shares of Series D Preferred Stock to Mssr. Davenport and 1,900 shares of Series B Preferred Stock, 677 shares of Series C Preferred Stock, and 75 shares of Series D Preferred Stock to Mssr. Salzano. In addition, Timothy Armes, our current Chairman shall exchange 60,000,000 shares of common stock of the Company for one hundred twenty shares of the Company Series D Preferred Stock.

As a result of the transaction, 4LESS will become a wholly owned subsidiary of the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In anticipation of closing the Agreement described in Item 1.01 above, on June 11, 2018, the Company filed designations for Series C and D Preferred Stock of the Company, as well as amended designation for the Series A and B Preferred Stock of the Company. Series A Preferred Stock consists of 330,000 authorized shares. Series A Preferred shares have no voting rights and carry conversion rights into common stock of the Company at a rate equal to factor of total issued and outstanding common stock a the time of conversion multiplied by 0.0152. Series B Preferred Stock consists of 20,000 shares. Series B shares in total shall have voting rights equal 66.7% of the total voting rights. Series C Preferred Stock consists of 7,250 shares. The total of the Series C Preferred shares shall convert to common stock of the Company at a rate equal to the factor of the total issued and outstanding common stock at the time of conversion multiplied by 2.63. Conversion is automatic as of December 31, 2021, regardless of the acts of the holders. Series D Preferred Stock consists of 870 shares. Series D Preferred shares have no voting rights and are redeemable for $1,000 per share at the discretion of either the holder or the Company. For more details regarding the right and obligations of the respective series of preferred stock, please review the attached Exhibits 3.1-3.4.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended Designation of Series A Preferred Stock

3.2	Designation of Series B Preferred Stock

3.3	Designation of Series C Preferred Stock

3.4	Designation of Series D Preferred Stock

10.1	Stock Purchase Agreement, dated November 8, 2018 between the Company and the Shareholders of 4Less Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2018

MEDCAREERS GROUP, INC.

By: /s/ Timothy Armes

Timothy Armes

Director